                                                                      Exhibit 99

                        ABERCROMBIE & FITCH CO. ANNOUNCES
                         THIRD QUARTER EARNINGS RESULTS


NEW ALBANY, OHIO, NOVEMBER 9, 2004: Abercrombie & Fitch Co. (NYSE: ANF) today reported that net income per share on a fully diluted basis for the third quarter ended October 30, 2004 was $0.42, including the effect of a $0.22 per share non-recurring charge that reflects the settlement of three related class action diversity lawsuits.


THIRD QUARTER HIGHLIGHTS
------------------------

     -    Total Company net sales increased 17%; Hollister net sales increased
          85%.

     - The Company's gross income rate was 43.6%, an increase of 230 basis points from last year's rate of 41.3%.

     - The Company repurchased 5.4 million shares of Abercrombie & Fitch Common Stock.

     - The Board of Directors authorized the repurchase of an additional 6 million shares of Abercrombie & Fitch Common Stock.

     - The Company launched RUEHL, its fourth aspirational lifestyle brand, which targets the post college customer aged 22 - 30.


Mike Jeffries, Chief Executive Officer and Chairman of the Board for Abercrombie & Fitch Co., said:

"I am extremely pleased with our progress in becoming the leading aspirational casual brand company. I believe we are offering our customer the best in-store experience together with outstanding fashion. We intend to continue to pursue our strategy of avoiding promotions. We have continued to make significant investments in and valuable additions to our design and merchandising teams as well as our store organization. At the same time, we have achieved excellent sales growth coupled with significant margin improvement. Overall, I believe each brand is well positioned for the long-term and we are committed to growing our brands profitably in both the United States and internationally."

FINANCIAL RESULTS
-----------------

Abercrombie & Fitch Co. reported net sales for the thirteen weeks ended October 30, 2004 increased 17% to $520.7 million from $445.0 million for the thirteen weeks ended November 1, 2003. Comparable store sales increased 1% in the quarter.

The gross income rate for the quarter was 43.6%, up 230 basis points from last year's rate of 41.3%.

Yesterday, the Company signed a consent decree settling the class action diversity lawsuits, subject to judicial review and approval. The monetary terms of the consent decree provide that the Company will pay an aggregate amount of slightly less than $50 million to the class and for attorney's fees, costs and expenses to carry out the settlement. As a result, the Company accrued a non-recurring charge of $32.9 million, which was included in selling, general and administrative ("SG&A") expense. This is in addition to previously accrued amounts in connection with this matter. As a consequence, reported net income per fully diluted share in the third quarter was reduced by $0.22.

Net income for the quarter was $40.1 million compared to net income of $50.5 million for the third quarter of fiscal 2003.

Net income per share on a fully diluted basis for the third quarter 2004 was $0.42 versus $0.51 for the comparable period last year.

During the third quarter of 2004, the Company repurchased 5.4 million shares of Common Stock as part of its stock repurchase program. The total cost of the stock repurchase was $179.3 million, and resulted in the reduction of the weighted average shares outstanding, which increased net income per fully diluted share by approximately $0.01 for the quarter.

The Company said it would continue to focus on returning capital, in excess of funds required to support the Company's growth, to shareholders. The Company intends to manage its capital structure by maintaining a base level of approximately $300 million to $350 million in cash.

OTHER DEVELOPMENTS
------------------

During the third quarter, Abercrombie & Fitch management continued its efforts and investment programs for the development of all its brands.

Abercrombie & Fitch secured a highly prestigious location for a 17,000 selling square foot flagship store on the corner of 5th Avenue and 56th Street in New York, which it plans to open in the fall of 2005. This store is not only expected to achieve significant sales volume, but also provide a highly visible presence that will enhance the Abercrombie & Fitch brand image to both domestic and international customers.

The Company initiated a store investment program aimed at improving the in-store experience for its customers by increasing associate coverage on the selling floor. The Company will continue to invest in its stores to preserve the aspirational environment of its brands.

Hollister successfully introduced live video coverage from Huntington Beach, Surf City USA, in selective stores. This initiative, which has been extremely well received by customers, contributes to strengthening the powerful association of the Hollister brand with California.

During the month of September, the Company launched its fourth brand, RUEHL, with the opening of three stores in the Garden State Plaza in Paramus, New Jersey, International Plaza in Tampa, Florida and the Woodfield Shopping Center in Chicago, Illinois.

FOURTH QUARTER OUTLOOK
----------------------

The Company is cautious in its outlook for the fourth quarter. Assuming sales growth of approximately 12%, which would imply flat comparable store sales, net income for the fourth quarter ending January 29, 2005, would be similar to last year's net income.

The Company operated 363 Abercrombie & Fitch stores, 174 abercrombie stores, 224 Hollister Co. stores and 3 RUEHL stores at the end of the third quarter 2004. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

Today at 9:30 AM Eastern Time the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial
(800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 627270; or for 12 months by visiting the Company's website at www.abercrombie.com.

                                     # # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                     Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


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                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
 THIRTEEN WEEKS ENDED OCTOBER 30, 2004 AND THIRTEEN WEEKS ENDED NOVEMBER 1, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                 ACTUAL                           ACTUAL
                                      ---------------------------       --------------------------
                                         2004          % of Sales          2003         % of Sales
                                         ----          ----------          ----         ----------
Net Sales                             $ 520,724            100.0%         444,979            100.0%
                                      ---------            -----        ---------            -----

Gross Income                            226,836             43.6%         183,865             41.3%

Gen'l, Admin. & Store Oper. Exp         164,559             31.6%         102,415             23.0%
                                      ---------            -----        ---------            -----

Operating Income                         62,277             12.0%          81,450             18.3%

Interest Income, Net                     (1,574)            -0.3%            (757)            -0.2%
                                      ---------            -----        ---------            -----

Income Before Income Taxes               63,851             12.3%          82,207             18.5%

Income Tax Expense                       23,760              4.6%          31,750              7.1%

  Effective Rate                           37.2%                             38.6%
                                      ---------                        ----------

Net Income                            $  40,091              7.7%      $   50,457             11.3%
                                      ---------            -----       ----------            -----

Net Income Per Share:
  Basic                               $    0.43                        $     0.52
  Diluted                             $    0.42                        $     0.51


Weighted Average Shares Outstanding:
  Basic                                  93,447                            96,407
  Diluted                                95,351                            99,102

                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
      THIRTY-NINE WEEKS ENDED OCTOBER 30, 2004 AND THIRTY-NINE WEEKS ENDED
                                NOVEMBER 1, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                       ACTUAL                             ACTUAL
                                          ---------------------------------    -----------------------------
                                              2004              % of Sales        2003            % of Sales
                                              ----              ----------        ----            ----------
Net Sales                                 $ 1,333,999              100.0%      $ 1,147,421             100.0%
                                          -----------              -----       -----------             -----

Gross Income                                  574,012               43.0%          456,386              39.8%

Gen'l, Admin. & Store Oper. Exp               395,709               29.7%          279,030              24.3%
                                          -----------              -----       -----------             -----

Operating Income                              178,303               13.4%          177,356              15.5%

Interest Income, Net                           (3,919)              -0.3%           (2,610)             -0.2%
                                          -----------              -----       -----------             -----

Income Before Income Taxes                    182,222               13.7%          179,966              15.7%

Income Tax Expense                             69,600                5.2%           69,140               6.0%

  Effective Rate                                 38.2%                                38.4%
                                          -----------                          -----------

Net Income                                $   112,622                8.4%      $   110,826               9.7%
                                          -----------              -----       -----------             -----

Net Income Per Share:
  Basic                                   $      1.19                          $      1.14
  Diluted                                 $      1.17                          $      1.11

Weighted Average Shares Outstanding:
  Basic                                        94,490                               97,076
  Diluted                                      96,522                              100,095

                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                         (UNAUDITED)
ASSETS                                 OCTOBER 30, 2004      JANUARY 31, 2004
------                                 ----------------      ----------------

Current Assets
        Cash and Equivalents              $  443,406            $  511,073
        Marketable Securities                   --                  10,000
        Receivables                           20,027                 7,197
        Inventories                          209,002               170,703
        Store Supplies                        35,432                29,993
        Other                                 28,531                23,689
                                          ----------            ----------

Total Current Assets                         736,398               752,655

Property and Equipment, Net                  484,163               445,956

Other Assets                                   7,840                   552
                                          ----------            ----------

TOTAL ASSETS                              $1,228,401            $1,199,163
                                          ----------            ----------


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current Liabilities
        Accounts Payable                  $  138,740            $   91,364
        Accrued Expenses                     200,337               138,232
        Income Taxes Payable                  37,086                50,406
                                          ----------            ----------

Total Current Liabilities                    376,163               280,002
                                          ----------            ----------

Long-Term Liabilities
        Debt                                     -                     -
        Deferred Income Taxes                 28,640                19,516
        Other Long-Term Liabilities           32,135                28,388
                                          ----------            ----------

Total Long-Term Liabilities                   60,775                47,904
                                          ----------            ----------

Total Shareholders' Equity                   791,463               871,257
                                          ----------            ----------

TOTAL LIABILITIES AND                     $1,228,401            $1,199,163
                                          ----------            ----------
  SHAREHOLDERS' EQUITY